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                                                                     Exhibit (j)



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this Form N-1A registration statement, Post-Effective Amendment No. 3, for La Crosse Funds, Inc.




ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP
-----------------------------------
Milwaukee, Wisconsin
February 25, 2002